Exhibit (g)(1)(e)

AMENDED AND RESTATED EXHIBIT 1

THIS AMENDED AND RESTATED EXHIBIT 1, dated as of December 31, 2004 is Exhibit 1 to that certain Custodian Services Agreement dated as of June 20, 2001 among PACIFIC FUNDS and PFPC TRUST COMPANY.

Funds

PF AIM Blue Chip Fund
PF AIM Aggressive Growth Fund
PF Goldman Sachs Short Duration Bond Fund
PF Van Kampen Real Estate Fund
PF Janus Growth LT Fund
PF Lazard Mid Cap Value Fund
PF Lazard International Value Fund
PF MFS International Large-Cap Fund (f/k/a Global Growth Fund)
PF PIMCO Inflation Managed Fund
PF PIMCO Managed Bond Fund
PF Pacific Life Money Market Fund
PF Putnam Equity Income Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund (f/k/a Strategic Value)
PF Van Kampen Mid-Cap Growth Fund
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers to be effective as of the date first above written.

PFPC TRUST COMPANY	PACIFIC FUNDS

By: /s/ Edward A. Smith, III	By: /s/ Diane N. Ledger .

Name: Edward A. Smith, III	Name: Diane N. Ledger

Title: Vice President	Title: Vice President & Assistant Secretary